                                                        Exhibit 15.1


May 17, 1999

Randall's Food Markets, Inc.
3663 Briarpark
Houston, Texas

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Randall's Food Markets, Inc. and subsidiaries for the twelve-week period ended April 3, 1999, as indicated in our report dated April 30, 1999; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended April 3, 1999, is incorporated by reference in Registration Statement No. 333-70771 on Form S-8. We also are aware that the aforementioned report, pursuant to Rule 436 (c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


DELOITTE & TOUCHE LLP
Houston, Texas



                                    21